Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2025 RESULTS

Third Quarter 2025 Highlights
◾
Net sales increase 7.9% to $1,061 million; organic sales increase 5.6%

◾
Operating income margin of 16.6%; Adjusted operating income margin of 17.4%

◾
EPS of $2.21; Adjusted EPS of $2.47

◾
Cash flows from operations of $237 million; 149% cash conversion

◾
Returned $94 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, October 30, 2025 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2025 net income of $122.6 million, or diluted earnings per share (EPS) of $2.21, which includes special item after-tax net charges of $14.6 million, or $0.26 EPS. This compares with prior year period net income of $100.8 million, or $1.77 EPS, which included special item after-tax net charges of $21.6 million, or $0.37 EPS. Excluding special items, third quarter 2025 adjusted net income was $137.2 million, or $2.47 adjusted EPS. This compares with adjusted net income of $122.4 million, or $2.14 adjusted EPS, in the prior year period.

Third quarter 2025 sales increased 7.9% to $1,061.2 million primarily reflecting a 5.6% increase in organic sales and a 1.7% benefit from acquisitions. Operating income for the third quarter 2025 was $176.7 million, or 16.6% of sales. This compares with operating income of $145.6 million, or 14.8% of sales, in the prior year period. Excluding special items, adjusted operating income was $184.6 million, or 17.4% of sales, as compared with $169.8 million, or 17.3% of sales, in the prior year period.

“We achieved strong quarterly results with an increase in profit margins, solid adjusted earnings growth, and record cash flow generation,” said Steven B. Hedlund, Chairman and Chief Executive Officer. “Focused execution, combined with growth investments and operating agility, position us well to outperform and generate superior value through the cycle.”

Nine Months 2025 Summary

Net income for the nine months ended September 30, 2025 was $384.5 million, or $6.86 EPS, which includes special item after-tax net charges of $20.2 million, or $0.36 EPS. This compares with prior year period net income of $325.9 million, or $5.68 EPS, which included special item after-tax net charges of $59.4 million, or $1.04 EPS. Excluding special items, adjusted net income for the nine months ended September 30, 2025 was $404.7 million, or $7.22 EPS. This compares with adjusted net income of $385.3 million, or $6.72 adjusted EPS, in the prior year period.

Sales increased 5.6% to $3,154.3 million in the nine months ended September 30, 2025 primarily reflecting a 2.4% increase in organic sales and a 3.2% benefit from acquisitions. Operating income for the nine months ended September 30, 2025 was $533.7 million, or 16.9% of sales. This compares with operating income of $459.4 million, or 15.4% of sales, in the prior year period. Excluding special items, adjusted operating income was $549.1 million, or 17.4% of sales, as compared with $518.8 million, or 17.4% of sales, in the prior year period.

Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.79 per share, or $3.16 per share on an annualized basis, a 5.3% increase from the prior quarterly cash dividend. The declared quarterly cash dividend of $0.79 per share is payable January 15, 2026 to shareholders of record as of December 31, 2025.

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2025 RESULTS

Webcast Information

A conference call to discuss third quarter 2025 financial results will be webcast live today, October 30, 2025, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 20 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law, including any changes from the new legislation implemented in the One Big Beautiful Bill Act (“OBBBA”); tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, the ongoing geopolitical conflicts, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended September 30,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$1,061,227	100.0%	$983,759	100.0%	$77,468	7.9%
Cost of goods sold	671,916	63.3%	631,681	64.2%	(40,235)	(6.4)%
Gross profit	389,311	36.7%	352,078	35.8%	37,233	10.6%
Selling, general & administrative expenses	206,823	19.5%	186,291	18.9%	(20,532)	(11.0)%
Rationalization and asset impairment charges	5,831	0.5%	20,227	2.1%	14,396	71.2%
Operating income	176,657	16.6%	145,560	14.8%	31,097	21.4%
Interest expense, net	13,648	1.3%	11,974	1.2%	(1,674)	(14.0)%
Other income (expense)	2,986	0.3%	(1,644)	(0.2)%	4,630	281.6%
Income before income taxes	165,995	15.6%	131,942	13.4%	34,053	25.8%
Income taxes	43,367	4.1%	31,186	3.2%	(12,181)	(39.1)%
Effective tax rate	26.1%		23.6%		(2.5)%
Net income	$122,628	11.6%	$100,756	10.2%	$21,872	21.7%

Basic earnings per share	$2.23		$1.78		$0.45	25.3%
Diluted earnings per share	$2.21		$1.77		$0.44	24.9%
Weighted average shares (basic)	55,097		56,565
Weighted average shares (diluted)	55,574		57,066

					Fav (Unfav) to
	Nine Months Ended September 30,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$3,154,288	100.0%	$2,986,639	100.0%	$167,649	5.6%
Cost of goods sold	1,993,982	63.2%	1,882,349	63.0%	(111,633)	(5.9)%
Gross profit	1,160,306	36.8%	1,104,290	37.0%	56,016	5.1%
Selling, general & administrative expenses	614,349	19.5%	593,523	19.9%	(20,826)	(3.5)%
Rationalization and asset impairment charges	12,238	0.4%	51,322	1.7%	39,084	76.2%
Operating income	533,719	16.9%	459,445	15.4%	74,274	16.2%
Interest expense, net	38,394	1.2%	31,414	1.1%	(6,980)	(22.2)%
Other income (expense)	7,464	0.2%	(935)	—	8,399	898.3%
Income before income taxes	502,789	15.9%	427,096	14.3%	75,693	17.7%
Income taxes	118,278	3.7%	101,217	3.4%	(17,061)	(16.9)%
Effective tax rate	23.5%		23.7%		0.2%
Net income	$384,511	12.2%	$325,879	10.9%	$58,632	18.0%

Basic earnings per share	$6.92		$5.74		$1.18	20.6%
Diluted earnings per share	$6.86		$5.68		$1.18	20.8%
Weighted average shares (basic)	55,567		56,749
Weighted average shares (diluted)	56,020		57,349

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2025	December 31, 2024
Cash and cash equivalents	$292,997	$377,262
Accounts receivable, net	501,538	481,979
Inventories	671,515	544,037
Total current assets	1,779,972	1,645,281
Property, plant and equipment, net	677,257	619,181
Total assets	3,815,105	3,520,142
Trade accounts payable	398,721	296,590
Total current liabilities (1)	1,039,424	878,802
Long-term debt, less current portion	1,150,315	1,150,551
Total equity	1,414,633	1,327,433

Operating Working Capital	September 30, 2025	December 31, 2024
Average operating working capital to Net sales (2)	18.6%	16.9%

Invested Capital	September 30, 2025	December 31, 2024
Short-term debt (1)	$88,203	$110,524
Long-term debt, less current portion	1,150,315	1,150,551
Total debt	1,238,518	1,261,075
Total equity	1,414,633	1,327,433
Invested capital	$2,653,151	$2,588,508

Total debt / invested capital	46.7%	48.7%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating income as reported	$176,657	$145,560	$533,719	$459,445
Special items (pre-tax):
Rationalization and asset impairment net charges (2)	5,831	20,227	12,238	51,322
Acquisition transaction costs (3)	452	610	1,683	4,551
Amortization of step up in value of acquired inventories (5)	1,622	3,359	1,482	3,474
Adjusted operating income (1)	$184,562	$169,756	$549,122	$518,792
As a percent of net sales	17.4%	17.3%	17.4%	17.4%

Net income as reported	$122,628	$100,756	$384,511	$325,879
Special items:
Rationalization and asset impairment net charges (2)	5,831	20,227	12,238	51,322
Acquisition transaction costs (3)	452	610	1,683	4,551
Pension settlement charges (4)	—	3,966	—	3,966
Amortization of step up in value of acquired inventories (5)	1,622	3,359	1,482	3,474
Loss on asset disposal (6)	—	—	—	4,950
Tax effect of Special items (7)(8)	6,685	(6,550)	4,772	(8,858)
Adjusted net income (1)	137,218	122,368	404,686	385,284
Interest expense, net	13,648	11,974	38,394	31,414
Income taxes as reported	43,367	31,186	118,278	101,217
Tax effect of Special items (7)(8)	(6,685)	6,550	(4,772)	8,858
Adjusted EBIT (1)	$187,548	$172,078	$556,586	$526,773

Effective tax rate as reported	26.1%	23.6%	23.5%	23.7%
Net special item tax impact (8)	(5.0)%	—	(1.6)%	(1.5)%
Adjusted effective tax rate (1)	21.1%	23.6%	21.9%	22.2%

Diluted earnings per share as reported	$2.21	$1.77	$6.86	$5.68
Special items per share	0.26	0.37	0.36	1.04
Adjusted diluted earnings per share (1)	$2.47	$2.14	$7.22	$6.72

Weighted average shares (diluted)	55,574	57,066	56,020	57,349

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2025 and 2024 net charges primarily relate to rationalization plans within all three segments. Charges in 2024 include the impact of the Company’s disposition of its Russian entity.

(3) Transaction costs related to acquisitions which are included in Selling, general & administrative expenses.

(4)	Pension settlement charges primarily due to the final settlement associated with the termination of a pension plan and are included in Other income (expense).
(5)	Costs related to acquisitions which are included in Cost of goods sold.
(6)	Loss on asset disposal included in Other income (expense).
(7)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

(8) The OBBBA was enacted in the United States on July 4, 2025. During the third quarter of 2025, the Company recognized tax expense of approximately $8,800, reflecting the cumulative impact of the OBBBA provisions.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2025	2024
Net income as reported	$524,740	$482,523
Plus: Interest expense (after-tax)	43,488	37,665
Less: Interest income (after-tax)	6,181	7,845
Net operating profit after taxes	$562,047	$512,343
Special Items:
Rationalization and asset impairment net charges	16,776	29,390
Acquisition transaction costs	4,174	4,554
Pension settlement (gains) charges	(174)	4,811
Amortization of step up in value of acquired inventories	3,034	3,471
Loss on asset disposal	—	4,950
Tax effect of Special items (2)	2,117	(2,413)
Adjusted net operating profit after taxes (1)	$587,974	$557,106

Invested Capital	September 30, 2025	September 30, 2024
Short-term debt	$88,203	$111,993
Long-term debt, less current portion	1,150,315	1,150,616
Total debt	1,238,518	1,262,609
Total equity	1,414,633	1,339,190
Invested capital	$2,653,151	$2,601,799

Return on invested capital as reported	21.2%	19.7%
Adjusted return on invested capital (1)	22.2%	21.4%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods, including the cumulative impact of the OBBBA provisions. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

	Three Months Ended September 30,		Nine Months Ended September 30,
Cash Conversion	2025	2024	2025	2024
Net cash provided by operating activities	$236,687	$199,201	$566,208	$503,182
Capital expenditures	(31,636)	(35,722)	(84,028)	(85,117)
Free cash flow	$205,051	$163,479	$482,180	$418,065

Adjusted net income	$137,218	$122,368	$404,686	$385,284

Cash conversion	149%	134%	119%	109%

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES:
Net income	$122,628	$100,756
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	536	2,168
Depreciation and amortization	24,744	22,644
Deferred income taxes	97,737	(9,476)
Pension settlement net charges	—	3,966
Other non-cash items, net	1,368	2,425
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	61,638	50,650
(Increase) decrease in inventory	(39,574)	5,930
Increase in other current assets	(62,642)	(14,758)
Increase (decrease) in trade accounts payable	22,463	(35,844)
Increase in other current liabilities	9,879	72,402
Net change in other long-term assets and liabilities	(2,090)	(1,662)
NET CASH PROVIDED BY OPERATING ACTIVITIES	236,687	199,201

INVESTING ACTIVITIES:
Capital expenditures	(31,636)	(35,722)
Acquisition of businesses, net of cash acquired	(104,346)	(100,092)
Proceeds from sale of property, plant and equipment	1,177	1,203
NET CASH USED BY INVESTING ACTIVITIES	(134,805)	(134,611)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	82,884	6,099
Proceeds from long-term borrowings	—	150,000
Payments on long-term borrowings	(100,000)	(169)
Proceeds from exercise of stock options	3,667	899
Purchase of shares for treasury	(52,664)	(50,392)
Cash dividends paid to shareholders	(41,572)	(40,283)
NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES	(107,685)	66,154

Effect of exchange rate changes on Cash and cash equivalents	(681)	802
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,484)	131,546
Cash and cash equivalents at beginning of period	299,481	272,672
Cash and cash equivalents at end of period	$292,997	$404,218

Cash dividends paid per share	$0.75	$0.71

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES:
Net income	$384,511	$325,879
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,211	25,919
Depreciation and amortization	72,990	65,095
Deferred income taxes	71,395	(13,340)
Pension settlement net charges	—	3,966
Other non-cash items, net	12,791	22,824
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	9,430	36,166
Increase in inventories	(87,222)	(21,696)
Increase in other current assets	(66,050)	(19,911)
Increase (decrease) in trade accounts payable	90,555	(6,888)
Increase in other current liabilities	78,458	67,310
Net change in other long-term assets and liabilities	(1,861)	17,858
NET CASH PROVIDED BY OPERATING ACTIVITIES	566,208	503,182

INVESTING ACTIVITIES:
Capital expenditures	(84,028)	(85,117)
Acquisition of businesses, net of cash acquired	(136,655)	(252,746)
Proceeds from sale of property, plant and equipment	6,408	2,506
NET CASH USED BY INVESTING ACTIVITIES	(214,275)	(335,357)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	77,678	5,521
Proceeds from long-term borrowings	—	550,000
Payments on long-term borrowings	(100,169)	(400,508)
Proceeds from exercise of stock options	10,061	25,880
Purchase of shares for treasury	(286,488)	(211,212)
Cash dividends paid to shareholders	(126,476)	(121,979)
NET CASH USED BY FINANCING ACTIVITIES	(425,394)	(152,298)

Effect of exchange rate changes on Cash and cash equivalents	(10,804)	(5,096)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(84,265)	10,431
Cash and cash equivalents at beginning of period	377,262	393,787
Cash and cash equivalents at end of period	$292,997	$404,218

Cash dividends paid per share	$2.25	$2.13

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended September 30, 2025
Net sales	$691,794	$219,629	$149,804	$—	$1,061,227
Inter-segment sales	30,058	9,830	3,441	(43,329)	—
Total sales	$721,852	$229,459	$153,245	$(43,329)	$1,061,227

Net income					$122,628
As a percent of total sales					11.6%

EBIT (1)	$127,240	$23,059	$27,762	$1,582	$179,643
As a percent of total sales	17.6%	10.0%	18.1%		16.9%
Special items charges (3)	4,375	2,762	316	452	7,905
Adjusted EBIT (2)	$131,615	$25,821	$28,078	$2,034	$187,548
As a percent of total sales	18.2%	11.3%	18.3%		17.7%

Three months ended September 30, 2024
Net sales	$637,026	$216,224	$130,509	$—	$983,759
Inter-segment sales	30,845	7,371	3,155	(41,371)	—
Total sales	$667,871	$223,595	$133,664	$(41,371)	$983,759

Net income					$100,756
As a percent of total sales					10.2%

EBIT (1)	$102,158	$17,175	$20,690	$3,893	$143,916
As a percent of total sales	15.3%	7.7%	15.5%		14.6%
Special items charges (4)	23,357	2,926	1,269	610	28,162
Adjusted EBIT (2)	$125,515	$20,101	$21,959	$4,503	$172,078
As a percent of total sales	18.8%	9.0%	16.4%		17.5%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $4,150 in Americas Welding, $1,365 in International Welding and $316 in The Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $1,397 in International Welding, as well as acquisition transaction costs of $452 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect Rationalization net charges of $16,282 in Americas Welding, $2,676 in International Welding and $1,269 in The Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $3,109 and $250 in Americas Welding and International Welding, respectively, pension settlement charges of $3,966 in Americas Welding and acquisition transaction costs of $610 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Nine months ended September 30, 2025
Net sales	$2,041,631	$671,514	$441,143	$—	$3,154,288
Inter-segment sales	103,821	24,303	12,535	(140,659)	—
Total sales	$2,145,452	$695,817	$453,678	$(140,659)	$3,154,288

Net income					$384,511
As a percent of total sales					12.2%

EBIT (1)	$386,313	$73,658	$83,711	$(2,499)	$541,183
As a percent of total sales	18.0%	10.6%	18.5%		17.2%
Special items charges (3)	7,415	5,725	580	1,683	15,403
Adjusted EBIT (2)	$393,728	$79,383	$84,291	$(816)	$556,586
As a percent of total sales	18.4%	11.4%	18.6%		17.6%

Nine months ended September 30, 2024
Net sales	$1,910,061	$690,743	$385,835	$—	$2,986,639
Inter-segment sales	98,624	24,628	9,520	(132,772)	—
Total sales	$2,008,685	$715,371	$395,355	$(132,772)	$2,986,639

Net income					$325,879
As a percent of total sales					10.9%

EBIT (1)	$374,554	$36,357	$64,095	$(16,496)	$458,510
As a percent of total sales	18.6%	5.1%	16.2%		15.4%
Special items charges (4)	23,711	37,230	2,666	4,656	68,263
Adjusted EBIT (2)	$398,265	$73,587	$66,761	$(11,840)	$526,773
As a percent of total sales	19.8%	10.3%	16.9%		17.6%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $7,190 in Americas Welding, $4,468 in International Welding and $580 in The Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $1,257 in International Welding, as well as acquisition transaction costs of $1,683 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect rationalization net charges of $16,521 in Americas Welding, $32,030 in International Welding, including the impact of the Company’s disposition of its Russian entity, and $2,666 in The Harris Products Group. In addition, there was a loss on asset disposal of $4,950 recorded to Other income (expense) in International Welding, an amortization of step up in value of acquired inventories of $3,224 and $250 in Americas Welding and International Welding, respectively, pension settlement charges of $3,966 in Americas Welding, and acquisition transaction costs of $4,551 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$637,026	$(15,011)	$60,885	$8,842	$52	$691,794
International Welding	216,224	(9,174)	93	7,868	4,618	219,629
The Harris Products Group	130,509	2,998	15,432	—	865	149,804
Consolidated	$983,759	$(21,187)	$76,410	$16,710	$5,535	$1,061,227

% Change
Americas Welding		(2.4)%	9.6%	1.4%	—	8.6%
International Welding		(4.2)%	—	3.7%	2.1%	1.6%
The Harris Products Group		2.3%	11.8%	—	0.7%	14.8%
Consolidated		(2.2)%	7.8%	1.7%	0.6%	7.9%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$1,910,061	$(62,097)	$116,519	$86,361	$(9,213)	$2,041,631
International Welding	690,743	(38,994)	1,773	8,998	8,994	671,514
The Harris Products Group	385,835	18,456	36,824	—	28	441,143
Consolidated	$2,986,639	$(82,635)	$155,116	$95,359	$(191)	$3,154,288

% Change
Americas Welding		(3.3)%	6.1%	4.5%	(0.4)%	6.9%
International Welding		(5.6)%	0.3%	1.3%	1.2%	(2.8)%
The Harris Products Group		4.8%	9.5%	—	—	14.3%
Consolidated		(2.8)%	5.2%	3.2%	—	5.6%